                                                                     EXHIBIT 4.9
================================================================================










                 D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO

                                        AND

                      AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                         AS

                                      TRUSTEE


                                   -------------


                           SEVENTH SUPPLEMENTAL INDENTURE

                            DATED AS OF AUGUST 31, 1999


                                   -------------




                                8  3/8% SENIOR NOTES
                                      DUE 2004

                                        AND


                                  8% SENIOR NOTES
                                      DUE 2009



================================================================================

     SEVENTH SUPPLEMENTAL INDENTURE, dated as of August 31, 1999, and effective as of the dates set forth in Articles I and II below, to the Indenture, dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                                      RECITALS

     WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as the Indenture provides;

     WHEREAS, pursuant to the First Supplemental Indenture dated as of June 9, 1997 (the "First Supplemental Indenture"), among the Company, the guarantors party thereto (with the guarantors party to subsequent supplemental indentures, the "Existing Guarantors") and the Trustee, the Company issued a series of Securities designated as its 8 3/8% Senior Notes due 2004 in the aggregate principal amount of up to $250,000,000 (the "Notes");

     WHEREAS, pursuant to the Sixth Supplemental Indenture dated as of February 4, 1999 (the "Sixth Supplemental Indenture"), among the Company, the Existing Guarantors and the Trustee, the Company issued a series of Securities designated as its 8% Senior Notes due 2009 in the aggregate principal amount of up to $400,000,000 (the "8% Notes");

     WHEREAS, pursuant to Section 4.05 of the Indenture, if the Company organizes, acquires or otherwise invests in another Subsidiary which becomes a Restricted Subsidiary, then such Subsidiary shall execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in the Indenture;

     WHEREAS, in accordance with Section 4.05 of the Indenture, the Company desires to cause certain newly organized, acquired or otherwise invested in Subsidiaries, which are deemed to be Restricted Subsidiaries according to the Indenture, to be bound by those terms applicable to a Guarantor under the Indenture (as it applies to the Securities);

     WHEREAS, pursuant to Section 9.05 of the Indenture, a Guarantor may merge with or into, or dissolve into, the Company or another Restricted Subsidiary and, upon such merger or dissolution, the Guarantee given by such Guarantor shall no longer have any force or effect;


SEVENTH SUPPLEMENTAL INDENTURE                                          Page 1

     WHEREAS, in accordance with Section 9.05 of the Indenture, the Company has caused certain Guarantors (the "Merged Guarantors") to merge with and into, or have all their property conveyed to, the Company or certain Restricted Subsidiaries, whereupon the Guarantees given by such Merged Guarantors shall no longer have any force or effect;

     WHEREAS, the execution of this Seventh Supplemental Indenture has been duly authorized by the Boards of Directors of the Company and the Additional Guarantors and all things necessary to make this Seventh Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

     NOW THEREFORE, for and in consideration of the premises, the Company, the Additional Guarantors and the Existing Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                     ARTICLE I.

                               ADDITIONAL GUARANTORS

     1.1. As of the respective effective dates stated below, and in accordance with Section 4.05 of the Indenture, the following Restricted Subsidiaries (the "Additional Guarantors") hereby unconditionally guarantee all of the Company's obligations under the Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company and the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, including without limitation, Article Nine thereof, and, in the case of the Notes, Article One of the First Supplemental Indenture thereto and the Guarantees affixed thereto and, in the case of the 8% Notes, Article One of the Sixth Supplemental Indenture thereto and the Guarantees affixed thereto:

                                       JURISDICTION OF
NAME                                    ORGANIZATION        EFFECTIVE DATE
----                                   ---------------      --------------
Astante Luxury Communities, Inc.          Delaware           June 10, 1999

D.R. Horton, Inc. - Chicago               Delaware          March 31, 1999

D.R. Horton, Inc. - San Diego             Delaware          March 31, 1999

DRH Cambridge Homes, LLC                  Delaware           July 1, 1999

DRH Land Company, Inc.                   California          July 1, 1999

DRH Title Company of Colorado, Inc.       Colorado           July 1, 1999

Meadows VIII, Ltd.                        Delaware           July 1, 1999


SEVENTH SUPPLEMENTAL INDENTURE                                          Page 2

     1.2 The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes and the 8% Notes.

                                    ARTICLE II.
                                 MERGED GUARANTORS

     2.1 In accordance with Section 9.05 of the Indenture, the Company and the Trustee acknowledge that the Guarantees previously given by the following Merged Guarantors no longer have any force or effect by reason of the merger of the Merged Guarantors into the Company or the Restricted Subsidiaries as indicated below:

          (a) D.R. Horton Denver Management Company, Inc. merged into D.R. Horton, Inc. - Denver, as of January 4, 1999.

          (b) Magnolia Homes Builders, Inc. merged into D.R. Horton, Inc. as of April 6, 1999.

          (c) S.G. Torrey Atlanta, Ltd. merged into D.R. Horton, Inc. - Torrey as of April 7, 1999.

          (d) Continental Ranch, Inc. merged into L&W Investments, Inc., by Agreements of Merger signed July 21, 1999 and effective as of July 31, 1999 in Delaware and September 2, 1999 in California, and the name of L&W Investments, Inc. was changed to Continental Residential, Inc.

          (e) D.R. Horton Los Angeles Management Company, Inc. merged into D.R. Horton Los Angeles Holding Company, Inc., as of August 5, 1999.

          (f) D.R. Horton San Diego Management Company, Inc. merged into D.R. Horton San Diego Holding Company, Inc., as of August 5, 1999.

          (g) Land Development, Inc. merged into C. Richard Dobson Builders, Inc. by Articles of Merger signed August 30, 1999, filed with the Virginia State Corporation Commission August 31, 1999, and effective on September 1, 1999.

                                    ARTICLE III.
                              MISCELLANEOUS PROVISIONS

     3.1 This Seventh Supplemental Indenture constitutes a supplement to the Indenture. The Indenture, the First Supplement Indenture, the Second Supplemental Indenture, dated as of September 30, 1997, the Third Supplemental Indenture, dated as of April 17, 1998, the Fourth Supplemental Indenture, dated as of April 20, 1998, the Fifth Supplemental Indenture, dated as of August 31, 1998, the Sixth Supplemental Indenture and this Seventh Supplemental Indenture, by and


SEVENTH SUPPLEMENTAL INDENTURE                                          Page 3
among the Company, the guarantors thereto and the Trustee, shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

     3.2 The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     3.3 In case any one or more of the provisions contained in this Seventh Supplemental Indenture, the Notes, or the 8% Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Seventh Supplemental Indenture, the Notes or the 8% Notes.

     3.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

     3.5 Any capitalized term used in this Seventh Supplemental Indenture that is defined in the Indenture and not defined herein shall have the meaning specified in the Indenture, unless the context shall otherwise require.

     3.6 All covenants and agreements in this Seventh Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Seventh Supplemental Indenture shall bind its successors and assigns.

     3.7 The laws of the State of New York shall govern this Seventh Supplemental Indenture, the Securities of each Series and the Guarantees.

     3.8 Except as amended by this Seventh Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

     3.9 This Seventh Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Seventh Supplemental Indenture.

     3.10 All liability described in paragraph 12 of the Notes, or paragraph 12 of the 8% Notes, of any director, officer, employee or stockholder, as such, of the Company is waived and released.

     3.11 The Trustee accepts the modifications of the trust effected by this Seventh Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Additional Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Seventh Supplemental Indenture, and the Trustee makes no representation with respect thereto.


SEVENTH SUPPLEMENTAL INDENTURE                                          Page 4

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                              D.R. HORTON, INC.



                                   By: /s/ David J. Keller
                                      ----------------------------------------
                                       David J. Keller
                                       Executive Vice President,
                                       Chief Financial Officer and Treasurer


                              ADDITIONAL GUARANTORS:
                              ----------------------
                              Astante Luxury Communities, Inc.
                              D.R. Horton, Inc. - Chicago
                              D.R. Horton, Inc. - San Diego
                              DRH Land Company, Inc.
                              DRH Title Company of Colorado, Inc.
                              Meadows VIII, Ltd.



                                   By: /s/ David J. Keller
                                      ----------------------------------------
                                       David J. Keller, Treasurer


                              DRH Cambridge Homes, LLC

                                   By D.R. Horton, Inc. - Chicago, a member



                                             By: /s/ David J. Keller
                                                ------------------------------
                                                  David J. Keller, Treasurer




SEVENTH SUPPLEMENTAL INDENTURE                                          Page 5

                                  EXISTING GUARANTORS
                                  -------------------
                                  C. Richard Dobson Builders, Inc.
                                  CHI Construction Company
                                  CHTEX of Texas, Inc.
                                  Continental Homes, Inc.
                                  Continental Homes of Florida, Inc.
                                  Continental Residential, Inc. (formerly L&W
                                  Investments, Inc.)
                                  D.R. Horton, Inc. - Birmingham
                                  D.R. Horton, Inc. - Denver
                                  D.R. Horton, Inc. - Greensboro
                                  D.R. Horton, Inc. - Louisville
                                  D.R. Horton, Inc. - Minnesota
                                  D.R. Horton, Inc. - New Jersey

                                  D.R. Horton, Inc. - Portland
                                  D.R. Horton, Inc. - Sacramento
                                  D.R. Horton, Inc. - Torrey
                                  D.R. Horton Los Angeles Holding Company, Inc. D.R. Horton San Diego Holding Company, Inc. DRH Cambridge Homes, Inc.
                                  DRH Construction, Inc.
                                  DRH Tucson Construction, Inc.
                                  DRHI, Inc.
                                  KDB Homes, Inc.
                                  Meadows I, Ltd.
                                  Meadows IX, Inc.
                                  Meadows X, Inc.



                                   By: /s/ David J. Keller
                                      ----------------------------------------
                                       David J. Keller, Treasurer

                              CH Investments of Texas, Inc.
                              Meadows II, Ltd.



                                   By: /s/ William K. Peck
                                      ----------------------------------------
                                       William K. Peck, President



SEVENTH SUPPLEMENTAL INDENTURE                                          Page 6

                              Continental Homes of Texas, L.P.

                                   By CHTEX of Texas, Inc., its general partner



                                        By: /s/ David J. Keller
                                           ------------------------------------
                                            David J. Keller, Treasurer


                              D.R. Horton Management Company, Ltd.
                              D.R. Horton - Texas, Ltd.

                                   By Meadows I, Ltd., its general partner



                                        By: /s/ Donald R. Horton
                                           ------------------------------------
                                            Donald R. Horton
                                            Chairman of the Board

                              SGS Communities at Grande Quay, LLC

                                   By Meadows IX, Inc., a member



                                        By: /s/ Donald R. Horton
                                           ------------------------------------
                                            Donald R. Horton
                                            Chairman of the Board

                                   and

                                   By Meadows X, Inc., a member



                                        By: /s/ Donald R. Horton
                                           ------------------------------------
                                            Donald R. Horton
                                            Chairman of the Board



SEVENTH SUPPLEMENTAL INDENTURE                                          Page 7

                               MERGED GUARANTORS IN EXISTENCE AS OF
                               AUGUST 31, 1999
                               Continental Ranch, Inc.
                               Land Development, Inc.



                                   By: /s/ Donald R. Horton
                                      -----------------------------------------
                                       Donald R. Horton, Chairman of the Board




SEVENTH SUPPLEMENTAL INDENTURE                                          Page 8

                              AMERICAN STOCK TRANSFER & TRUST
                                   COMPANY, AS TRUSTEE



                                   By: /s/ Herbert J. Lemmer
                                      -------------------------------------
                                   Name:   Herbert J. Lemmer
                                        -----------------------------------
                                   Title:  Vice President
                                         ----------------------------------









SEVENTH SUPPLEMENTAL INDENTURE                                          Page 9